                                                                     Exhibit 2.1
                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of August 20, 2004 (the "Effective Date"), is entered into by and among Wound Care Innovations, LLC, a Nevada limited liability company (the "Company"), MB Software Corporation, a Texas corporation ("MBS"), WCare Acquisition, LLC, a Nevada limited liability company and wholly owned subsidiary of MBS ("WCare"), and H.E.B., LLC, a Nevada limited liability company, and Araldo A. Cossutta (each a "Member," collectively, the "Members").

                                    RECITALS

         WHEREAS, the board of directors of MBS, the managers of the Company and WCare and the Members have adopted this Agreement and Plan of Merger, providing for the merger of WCare with and into the Company (the "Merger") under the Nevada Revised Statutes ("NRS") in accordance with the provisions of this Agreement and have recommended the Merger to their respective shareholders and members for approval;

         WHEREAS, the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).

                                   ARTICLE I
                                   DEFINITIONS

         Certain terms used in this Agreement but not otherwise defined shall have the meanings ascribed thereto in Exhibit A attached hereto.

                                   ARTICLE II
                                   THE MERGER

         2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, WCare will be merged with and into the Company in accordance with this Agreement, the separate existence of WCare shall cease, and the Company shall continue as the surviving entity and wholly owned subsidiary of MBS. The Company as it exists from and after the Effective Time, is sometimes referred to hereinafter as the "Surviving Company."

         2.2 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Company shall possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Companies; and all property, real, personal and mixed, and all debts due to any of the Constituent Companies on whatever account, including subscriptions to shares, and all other things in action and all and every other interest, of or belonging to each of the Constituent Companies, shall be vested in the Surviving Company without further act or deed and without any transfer or assignment having occurred; and all property, rights, privileges, immunities and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Company as they were of the Constituent Companies, and the title to any real estate vested by deed or otherwise in either of the Constituent Companies shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Companies shall be




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preserved unimpaired, and all debts, liabilities and duties of the Constituent
Companies shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; and all other effects of the Merger specified in the NRS shall result therefrom.

         2.3 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to this Agreement, the parties hereto will cause the Merger to be consummated by filing with the appropriate agency of the State of Nevada properly executed Articles of Merger, substantially in the form attached as Exhibit B, incorporating, to the extent required by the laws of the State of Nevada, this Agreement.

         2.4 Articles of Organization; Managers and Officers. The Articles of Organization of the the Company from and after the Effective Time shall be the Articles of Organization of the Surviving Company until thereafter amended in accordance with the provisions therein and as provided by the NRS. The managers of the Surviving Company shall be: Scott A. Haire, until his successors are duly elected and qualified, and the officers of WCare shall be the officers of the Surviving Company holding such positions immediately prior to the Effective Time until their respective successors are duly appointed and qualified.

         2.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of WCare, the Company or any holder of any interest as a member of WCare or the Company:

                  (a) All Membership Interests shall automatically be converted into the right to receive a proportionate share of an aggregate of 6,000,000 shares of duly authorized, validly issued, fully paid and non-assessable shares of MBS Common Stock, without interest (the "Merger Price"), which proportionate share is set forth in Exhibit C attached hereto.

                  (b) The outstanding membership interests in WCare shall be converted into one hundred percent (100%) of the issued and outstanding membership interests of the Surviving Company.

         2.6 Closing of the Company's Books. At the Effective Time, the books of the Company shall be closed and no transfer of shares of Membership Interests shall thereafter be made.

         2.7 Reorganization under Section 368(a) of the Code. The parties intend that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code and this Agreement are to be interpreted to that effect. Each party agrees to render to the other parties reasonable assistance to preserve that tax treatment, however, no representation is made by any party hereto as to whether the transactions contemplated hereby will so qualify.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS

         The Company and each of the Members, jointly but not severally, represent and warrant to WCare and MBS that the statements contained in this
Article III are true and correct as of the date hereof and will be true and correct as of the Closing Date as if made on such date, except as set forth




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in the Schedules delivered by WCare to MBS concurrently herewith and which are attached hereto. Any representation or warranty given by a Member in this
Article III with respect to the Members shall be given only with respect to such Member and not with respect to any other Member.

         3.1 Organization. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (c) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to the Company, as the case may be. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2 Capital Structure.

                  (a) Schedule 3.2 sets forth the ownership of each Membership Interest as of the Effective Date. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Company Voting Debt") of the Company issued and outstanding. There are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity or membership interests of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any equity or membership interest or Company Voting Debt of, or other equity or membership interest in, the Company, as the case may be, (ii) securities convertible into or exchangeable for such equity or membership interests, or
(iii) obligations of the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

                  (b) There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the equity interest of the Company. Except as necessary to consummate the transactions contemplated herein, the Company is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity or membership interests of the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) The Company has not (i) made or agreed to make any split of its equity or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity, of the Company, (ii), repurchased, redeemed or otherwise acquired any



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equity of the Company, or (iii) declared, set aside, made or paid any dividends or other distributions on the outstanding equity of the Company.

         3.3 Authorization and Validity. The Company and each Member has the appropriate power and authority and legal right to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery by the Company and each Member of this Agreement and the performance of their respective obligations hereunder have been duly authorized by proper corporate or other proceedings, and this Agreement constitutes the legal, valid and binding obligation of the Company and each Member, enforceable against each in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3.4 No Conflict; Consent. Neither the execution and delivery by the Company and the Members of this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or such Member, or (b) the Company's articles of organization or regulations or similar documents, or (c) the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or a Member is required to be obtained by the Company or a Member in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. Except as set forth in Schedule 3.4, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by MBS or WCare or the consummation by it of the transactions contemplated hereby.

         3.5 The Company Financial Information

                  (a) The Company has delivered to MBS the following financial statements (the "Financial Statements") of the Company: (i) unaudited balance sheet of the Company as of December 31, 2003 and the related statements of operations, members' equity and cash flows for the year ended December 31, 2002 and (ii) unaudited balance sheets of the Company as of June 30, 2004 (the "Company's Latest Balance Sheet") and the related statements of operations, members' equity and cash flows for the three months then ended.

                  (b) Each of the unaudited financial statements of the Company have been prepared in accordance with GAAP, applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of the Company as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.



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

                  (c) Except as set forth in Schedule 3.5(c) and on the Company's Latest Balance Sheet, or in the notes thereto, the Company does not have any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability.

         3.6 Liabilities and Obligations. Except as set forth in Schedule 3.6, the Financial Statements reflect all liabilities of the Company, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity.

         3.7 Employee Matters.

                  (a) Schedule 3.7(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company who are currently compensated at a rate in excess of $50,000 per year and who earned in excess of such amount during the Company's preceding fiscal year. In addition, Schedule 3.7(a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company during the current and immediately preceding fiscal years of the Business and (ii) any promised increases in Cash Compensation of employees of the Company that have not yet been effected.

                  (b) Schedule 3.7(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 3.7(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

                  (c) Schedule 3.7(c) contains a complete and accurate list of all employment agreements (the "Employment Agreements") to which the Company is a party with respect to its employees or is otherwise obligated.

                  (d) Schedule 3.7(d) contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company.

                  (e) The Company: (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours; and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. The Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in



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its employment conditions or practices. There are no: (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or threatened against the Company before any federal, state or local court, board, department, commission or agency nor does any basis therefor exist; or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company, nor does any basis therefor exist.

                  (f) The Company has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. To the best knowledge of the Company, the employees of the Company have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

                  (g) All employees of the Company are citizens of, or are authorized to be employed in, the United States.

         3.8 Employee Benefit Plans.

                  (a) Schedule 3.8(a) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or to which the Company contributes or may be obligated to contribute on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of the Company's or Shareholder's employees within the three years preceding the date hereof. Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan. No threatened or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  (b) The Company has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Neither the Company or any member of a Controlled



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Group has any liability to pay excise taxes with respect to any Employee Benefit
Plan under applicable provisions of the Code or ERISA. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (c) No facts or circumstances exist that would result in the imposition of liability against Purchaser by the Pension Benefit Guaranty Corporation as a result of any act or omission by the Company or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Company

                  (d) Schedule 3.8(d) contains a complete and accurate list of all claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by the Company to its employees involving hospitalization, medical or dental care claims that have exceeded $5,000 per year for an individual during the Company's current fiscal year or any of Shareholder three fiscal years preceding the date hereof.

         3.9 Title; Leased Assets. A description of all interests in real property owned by the Company (collectively, the "Real Property") is set forth in Schedule 3.9(a). Except as set forth in Schedule 3.9(a), the Company has good, valid and marketable title to all the Real Property. Except as set forth in Schedule 3.9(b), the Company has good, valid and marketable title to all tangible and intangible personal property owned by it (collectively, the "Personal Property"). A list of all leases of real and personal property to which the Company is a party, either as lessor or lessee, are set forth in
Schedule 3.9(c). All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Except for those assets acquired since September 30, 2003, all tangible and intangible assets used in the conduct of the business of the Company are reflected in the Financial Statements in a manner that is in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. The Company owns, leases or otherwise possesses a right to use all assets used in the conduct of the business of the Company, which will not be impaired by the consummation of the transactions contemplated hereby.

         3.10 Commitments.

                  (a) Except as set forth in Schedule 3.10, the Company has not entered into, nor are the Membership Interests, or the assets of the Company bound by, whether or not in writing, any (i) partnership or joint venture agreement; (ii) deed of trust or other security agreement; (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee; (x) agreement between the Company and any affiliate of the




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Company; (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of the Company;
(xii) any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $25,000 in the aggregate; (xiii) powers of attorney; (xiv) contracts containing noncompetition covenants; (xv) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of the Company.

         All of the foregoing are hereinafter collectively referred to as the "Commitments." There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in Schedule 3.10. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company and Shareholders, may be made by any party thereto, nor has the Company waived any rights thereunder. The Company has not received notice of any default with respect to any Commitment.

                  (b) Except as contemplated hereby, neither the Company nor the Members have received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and neither the Company nor the Members know of any fact that would justify the exercise of such a right. Neither the Company nor the MajorityMember currently contemplate, or have reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment. Except as listed in
Schedule 3.10, none of the customers or suppliers of the Company has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Company.

         3.11 Adverse Agreements. The Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects, or so far as the Company or Members can now foresee, may in the future materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company .

         3.12 Insurance. A list of all insurance policies of the Company are set forth in Schedule 3.12. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date.

         3.13 Patents, Trade-marks, Service Marks and Copyrights.

                  (a) The Company owns all patents, trade-marks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 3.13 is a true and correct description of the following (the "Proprietary Rights"): (i) all trade-marks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all

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patents, copyrights and applications currently owned, in whole or in part, by the Company with respect to the business of the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including expiration date if applicable); and (ii) all agreements relating to technology, know-how or processes that the Company is licensed or authorized to use by others, or which it licenses or authorizes others to use.

                  (b) The Company has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and neither the Company nor any Shareholder knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                  (c) The Company and the Members have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of the Company with respect thereto.

         3.14 Trade Secrets and Customer Lists. The Company has the right to use, free and clear of any claims or rights of others all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company. The Company is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of the Company.

         3.15 Material Adverse Change. Since December 30, 2003, there has been no change in the business, property, condition (financial or otherwise) or results of operations of the Company which could reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.16 Taxes. The Company has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided on the Company's Latest Balance Sheet and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company in respect of any taxes or other governmental charges are adequate.

         3.17 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to best knowledge of any of its officers or managers, threatened against or affecting the Company which could reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has no contingent obligations not provided for or disclosed in the Company's Latest Balance Sheet.

         3.18 Material Agreements. Schedule 3.18 lists all agreements, contracts, leases, licenses and other instruments to which the Company is a party; it being acknowledged and agreed that between the date hereof and the Closing Date, the Company may enter into letters of intent and/or purchase agreements with respect to various racing facilities and related entities and services.

         3.19 Compliance With Laws. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.20 Information Furnished to the Company and the Members. The Company and each of the Members have been provided with, and is familiar with, the financial and other information regarding the business and operations of MBS, including, but not limited to, the MBS, SEC Documents that the Company and the Members deem necessary for evaluating the merits and risks of the transactions contemplated by this Agreement. Each of the Members is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

         3.21 Investment Purposes. Each of the Members is acquiring the MBS Common Stock for investment purposes and not with a view toward resale or distribution thereof, and has no present intention of selling, granting any participation in, or otherwise distributing the MBS Common Stock.

         3.22 Restricted Securities. Each of the Members understands that the shares of MBS Common Stock will be issued by MBS pursuant to an exemption from the registration requirements of the Securities Act, and are characterized as "restricted securities" under the Securities Act and may be resold without registration under the Securities Act only in limited circumstances. In connection with the foregoing, each of the Stockholders is familiar with Rule 144 and understand the resale limitations imposed thereby on the MBS Common Stock.

         3.23 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Company or any of its officers, directors or agents or Member with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES HOLDINGS AND
                                   THE COMPANY

         MBS and WCare represent and warrant to the Company and the Members that the statements contained in the Article IV are true and correct as of the date hereof and will be true and correct as of the Closing Date as if made on such date, except as set forth in the Schedules delivered by MBS to WCare concurrently herewith.

         4.1 Organization. MBS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. WCare is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of WCare and MBS (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (b) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to WCare or MBS, as the case may be. Except for MBS' ownership of the equity interest in WCare or as otherwise as contemplated herein, neither WCare nor MBS directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.2 Capital Structure.

                  (a) As of the Effective Date, the authorized capital stock of MBS consists of 20,000,000 shares of MBS Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the Effective Date, (i) 5,822,810 shares of MBS Common Stock and no shares of preferred stock were issued and outstanding, (ii) options for 536,319 shares of MBS Common Stock were issued and outstanding; and (iii) 4,089 shares of MBS Common Stock were held in the treasury of the Company. All the outstanding shares of MBS Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of the Effective Date, MBS is the sole stockholder of WCare. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Voting Debt") of MBS or WCare issued and outstanding. Except as set forth above, there are no equity interests of MBS or WCare authorized, issued or outstanding and there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity interests of MBS or WCare, obligating MBS or WCare to issue, transfer or sell or cause to be issued, transferred or sold any equity interest or Voting Debt of, or other equity interest in, MBS or WCare, (ii) securities convertible into or exchangeable for such equity interests or (iii) obligations of MBS or WCare to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment. MBS has not granted to any Person any rights to have any securities registered under the Securities Act.

                  (b) There are no voting trusts, proxies, shareholders agreements or other agreements or understandings to which MBS is a party with respect to the voting or transfer of the equity interests or capital stock of MBS. MBS is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity interests of MBS, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) MBS has not (i) made or agreed to make any split of its equity interests or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity interests, of MBS, (ii), repurchased, redeemed or otherwise acquired any equity or membership interests of MBS, or (iii) declared, set aside, made or paid any dividends or other distributions on the outstanding equity interests of MBS.

         4.3 Authorization and Validity. Each of WCare and MBS has the appropriate power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by WCare and MBS of this Agreement and the performance of their respective obligations hereunder have been duly authorized by proper corporate and other proceedings, and this Agreement constitutes the legal, valid and binding obligation of WCare and MBS enforceable against it and them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         4.4 No Conflict; Government Consent. Neither the execution and delivery by WCare and MBS of this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on WCare or MBS, or (b) MBS' or WCare's articles of incorporation or bylaws, (c) the provisions of any indenture, instrument or agreement to which either WCare or MBS is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of WCare or MBS pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by WCare, MBS or the MBS Shareholder is required to be obtained by WCare or MBS in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. Except as set forth in
Schedule 4.4, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by WCare or MBS or the consummation by it of the transactions contemplated hereby.

         4.5 MBS Financial Statements.

                  (a) MBS has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since January 1, 2002 (the "MBS SEC Documents"), each of which complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No Subsidiary of MBS is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No MBS SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the audited and unaudited consolidated financial statements of MBS (including any related notes thereto) included in the MBS SEC Documents have been prepared in accordance with GAAP, applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of MBS and its Subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

                  (c) Except as set forth in Schedule 4.5(c) and on the balance sheet of MBS as of June 30, 2004 included in the MBS SEC Documents (the "MBS Latest Balance Sheet"), or in the notes thereto, MBS does not have any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability.

                  (d) WCare is a newly formed entity, formed for the purpose of the Merger, and has no assets or liabilities of any kind whatsoever.

         4.6 Material Adverse Change. Since June 30, 2004, there has been no change in the business, property, condition (financial or otherwise) or results of operations of MBS which could reasonably be expected to have a Material Adverse Effect with respect to MBS.

         4.7 Taxes. MBS has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by MBS, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided on the MBS Latest Balance Sheet and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of MBS in respect of any taxes or other governmental charges are adequate. MBS is taxable as a "C" corporation for federal income tax purposes.

         4.8 Litigation and Contingent Obligations. Except as otherwise disclosed in the SEC Documents, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to best knowledge of any of its officers, threatened against or affecting MBS. MBS has no contingent obligations not provided for or disclosed in the MBS Latest Balance Sheet.

         4.9 Material Agreements. Except as set forth in Schedule 4.9, the SEC Documents list all material agreements, contracts, leases, licenses and other instruments to which MBS is a party.

         4.10 Compliance With Laws. MBS has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to MBS.

         4.11 Operations. WCare has never had any operations.

         4.12 Issuance of MBS Common Stock. The shares of MBS Common Stock to be delivered to the members of the Company hereunder have been duly and validly authorized and when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of any statutory preemptive rights, or any other preemptive right, co-sale right, right of first refusal or other similar right.

         4.13 Information Furnished to MBS and WCare. MBS and WCare have been provided with, and are familiar with, the financial and other information regarding the business and operations of the Company that MBS and WCare deem necessary for evaluating the merits and risks of the transactions contemplated by this Agreement. Each of MBS and WCare is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. MBS and WCare have been provided with access to the books and records of VSPH and have had the opportunity to ask questions of and receive information from the officers and managers.

         4.14 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by WCare, MBS or any of its officers, directors or agents or the MBS Shareholder with respect to the transactions contemplated by this Agreement.

                                   ARTICLE V
                                     CLOSING

         5.1 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P., 2435 N. Central Expressway, Suite 600, Richardson, Texas, 75080 on the Effective Date, or such other date as mutually agreed to by the parties (the "Closing Date")

         5.2 MBS and WCare Conditions. The obligation of MBS and WCare to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company and Member contained in Article III shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) Consents. The Company shall have received all approvals and consents required under its loan agreements, leases, and indentures, shareholders agreements or other debt documents or contracts necessary to consummate the transactions contemplated herein, including without limitation, those set forth on Schedule 3.4.

                  (c) Debt Conversion. Each of the Members shall have entered into a Debt Conversion Agreement and Release, substantially in the form of Exhibit D attached hereto, with MBS.

                  (d) No Injunctions. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         5.3 The Company and Member Conditions. The obligation of the Company and Member to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of MBS and WCare contained in Article IV hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) No Injunctions. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         5.4 Closing Deliverables.

                  (a) At the Closing, the Company will have delivered or caused to be delivered to MBS and WCare all of the following in form and substance satisfactory to MBS and WCare:

                           (i) a certificate of the secretary of the Company,
certifying (A) that a true, correct and complete copy of the articles of organization of the Company is attached, and (B) that a true, correct and complete copy of the operating agreement (or similar document) of the Company is attached;

                           (ii) copies of the resolutions unanimously and duly
adopted by the Company's managers, authorizing the execution, delivery and performance by the Company of this Agreement, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary of the Company;

                           (iii) a certificate dated as of the Closing Date from
an officer or manager of the Company and from each Member stating that the conditions specified in Section 5.2 have been fully satisfied or waived by the Company and Member, as applicable; and

                           (iv) a certificate of good standing and existence
form the Secretary of State of the State of Nevada, of a recent date, with respect to the Company.

                           (v) the resignations of all officers and managers of
the Company.

                  (b) At the Closing, MBS and WCare will have delivered or caused to be delivered to the Company of the following in form and substance satisfactory to the Company:

                           (i) copies of the resolutions unanimously and duly
adopted by the board of directors of MBS and the managers of WCare, respectively, authorizing the execution, delivery and performance by MBS and WCare of this Agreement, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary of MBS and WCare, as applicable;

                           (ii) a certificate dated as of the Closing Date from
an officer of each of MBS and WCare stating that the conditions specified in
Section 5.3 have been fully satisfied or waived by MBS and WCare, as applicable; and

                           (iii) a certificate of existence and good standing
from the Secretaries of Texas and Nevada, each of a recent date, with respect to MBS and WCare, as applicable.

                                   ARTICLE VI
                          INDEMNIFICATION; TERMINATION

         6.1 Indemnification by Member. Each Member hereby agrees to defend, indemnify and hold MBS and WCare, and their respective officers, directors, shareholders, employees, successors, heirs, assigns, attorneys and representatives harmless against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not MBS or WCare is a party thereto) which MBS or WCare may pay or incur arising out of or relating to a breach of any representation, warranty or covenant of the Company or Member under this Agreement.

         6.2 Indemnification by MBS. MBS agrees to defend, indemnify and hold Member, and his successors, assigns, attorneys and representatives harmless against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Member is a party thereto) which Member may pay or incur arising out of or relating to a breach of any representation, warranty or covenant of MBS or WCare under this Agreement.

         6.3 Survival of Representations and Warranties. The representations and warranties made by parties in this Agreement and in any certificate or schedule furnished hereunder shall survive the Effective Time for a period of one (1) year thereafter. None of the covenants or agreements in this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein or therein that by their terms apply or are to be performed in whole or in part after the Effective Time, including without limitation, the covenants and agreements contained in Section 6.1 and 6.2 above.

         6.4 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing as follows:

                  (a) by mutual written consent of all the parties;

                  (b) by MBS or WCare in the event any of the conditions in
Section 5.2 have not been satisfied on or before September 30, 2004 through no fault of MBS or WCare; or

                  (c) by the Company or any Member in the event any of the conditions in Section 5.3 have not been satisfied on or before September 30, 2004, through no fault of the Company or Member.

         6.5 Effect of Termination. If this Agreement is terminated pursuant to
Section 6.4 all rights and obligations of the parties hereunder shall terminate without liability of any party to any other party.

                                  ARTICLE VII
                               GENERAL PROVISIONS

         7.1 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         7.2 Expenses. Each of the parties shall bear their own expenses (including reasonable attorneys' fees and time charges of attorneys) paid or incurred by such party in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of this Agreement and the Merger.

         7.3 Entire Agreement; Assignment. This Agreement and the attached Exhibits and Schedules embodies the entire agreement and understanding among MBS, WCare, the Company and the Members and supersede all prior agreements and understandings among such parties relating to the subject matter thereof. This Agreement may not be assigned without the prior written consent of the other parties.

         7.4 Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         7.5 Amendment. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the parties.

         7.6 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         7.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at
(a) its address or facsimile number set forth on the signature pages hereof or
(b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail, certified or registered with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

         7.8 Choice Of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

         7.9 Venue. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS AND

EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         7.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile copy.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       MB SOFTWARE CORPORATION


                                       By: /s/ Scott A. Haire
                                           -------------------------------------
                                           Name:  Scott A. Haire
                                           Title:  Chief Executive Officer


                                       WCARE ACQUISTION, LLC


                                       By: /s/ Scott A. Haire
                                           -------------------------------------
                                           Name:  Scott A. Haire
                                           Title:  Manager


                                       WOUND CARE INNOVATIONS, LLC


                                       By: /s/ Scott A. Haire
                                           -------------------------------------
                                           Name: Scott A. Haire
                                           Title:  Manager


                                       MEMBERS:

                                       H.E.B., LLC
                                       a Nevada Limited Liability Company

                                       By: /s/ Scott A. Haire
                                           -------------------------------------
                                           Name:  Scott A. Haire
                                           Title:  Manager

                                       Araldo A. Cossutta
                                       -----------------------------------------
                                       Araldo A. Cossutta

                                    EXHIBIT A

                                   DEFINITIONS



         As used in this Agreement:

         "Agreement" means this agreement, as it may be amended or modified and in effect from time to time.

         "Cash Compensation" is defined in Section 3.7(a).

         "Closing" is defined in Section 5.1.

         "Closing Date" is defined in Section 5.1.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" is defined in Section 3.10.

         "Company" is defined in the preamble to this Agreement.

         "Company's Latest Balance Sheet" is defined in Section 3.5

         "Company Voting Debt" is defined in Section 3.2.

         "Compensation Plans" is defined in Section 3.7(b)

         "Constituent Companies" means WCare and the Company.

         "Effective Date" is defined in the preamble to this Agreement.

         "Effective Time" means the time at which the Articles of Merger are filed with the Secretary of State of Nevada, in accordance with the NRS.

         "MBS" is defined in the preamble to this Agreement.

         "Employee Benefit Plan" is defined in Section 3.8(a).

         "Employee Policies and Procedures" is defined in Section 3.7(d).

         "Employment Agreement" is defined in Section 3.7(c).

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Financial Statements" is defined in Section 3.6.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a consistent manner.

         "NRS" is defined in the Recitals to the Agreement.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Material Adverse Effect" means, with respect to a Person, a material adverse effect on (i) the business, Property, condition (financial or otherwise), or results of operations of the Person taken as a whole, (ii) the ability of the Person to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement or the rights or remedies of hereunder.

          "Membership Interests" means the ownership interests of the members of the Company as set forth in its operating agreement.

         "Merger" is defined in the Recitals to this Agreement.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Personal Property" is defined in Section 3.9.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Property Rights" is defined in Section 3.13

         "Real Property" is defined in Section 3.9.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Substantial Portion" means, with respect to the Property of the Company, Property which (a) represents more than 10% of the consolidated assets of WCare as would be shown in the consolidated financial statements of the Company as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company as reflected in the financial statements referred to in clause (a) above.

         "Surviving Company" is defined in Section 2.1.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "WCare" is defined in the preamble to this Agreement.

                                    EXHIBIT B

                               ARTICLES OF MERGER

                             [See attached document]

                                    EXHIBIT C

                        OWNERSHIP OF MEMBERSHIP INTERESTS



                                                                MEMBERSHIP
         MEMBER                                                  INTEREST

         H.E.B., LLC                                               54.5%
         Araldo A. Cossutta                                        30.5%
         Applied Nutritionals, LLC                                 15.0%

                                    EXHIBIT B

                      DEBT CONVERSION AGREEMENT AND RELEASE

                             [See attached document]

                                    SCHEDULES



                                      S-1